                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) July 7, 1997


                          Silicon Valley Research, Inc.
               (Exact name of registrant as specified in charter)



       CALIFORNIA                      0-13836                   94-2743735
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(State or other jurisdiction   (Commission File Number)        (IRS Employer
    of incorporation)                                        Identification No.)


    6360 SAN IGNACIO AVENUE, SAN JOSE, CALIFORNIA                95119-1231
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      (Address of principal executive offices)                   (Zip Code)


      Registrant's telephone number, including area code:   (408) 361-0333

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        (Former name or former address, if changed since last report)



        This Current Report, including exhibits, contains 6 pages. The

                      Exhibit Index is located on page 4 .



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ITEM 5.  OTHER EVENTS.

      Silicon Valley Research, Inc. (the "Company") recently exited the integrated circuit design verification market and ceased sales and support of its integrated circuit design verification product line that the Company had licensed from Lucent Technologies, Inc.

      Further, the Company announced on July 7, 1997 that it anticipates releasing approximately ten percent of its work force and taking a charge of approximately $2 million for costs associated with these actions.

      A copy of the press release announcing the Company's exit from the verification market and reduction in work force is attached as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7.  EXHIBITS.

 Exhibit No.                      Description
 -----------                      -----------
    99.1      Press Release dated July 7, 1997 announcing the
              Company's exit from the verification market and
              reduction in work force


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    SILICON VALLEY RESEARCH, INC.




Date:  July 10, 1997                By: /s/ Laurence G. Colegate, Jr.
                                        -----------------------------------
                                        Laurence G. Colegate, Jr.
                                        Chief Financial Officer and Senior Vice
                                        President of Finance and Administration


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                                  EXHIBIT INDEX


                                                               Sequentially
 Exhibit No.                   Description                     Numbered Page
 -----------                   -----------                     -------------
    99.1      Press Release dated July 7, 1997 announcing            5
              the Company's exit from the verification
              market and reduction in work force